Exhibit 99.1

China Direct Industries Reports Financial Results for the First Quarter of Fiscal 2010 Ended December 31, 2009

Deerfield Beach, Fla., February 11, 2010 – China Direct Industries, Inc. (“China Direct Industries”) (NASDAQ: CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today its financial results for the first quarter of our fiscal 2010 for the three months ended December 31, 2009.

Financial Highlights

For the first quarter of fiscal 2010 total revenues were $22.3 million.  We recorded a net loss on a non-GAAP basis for the first quarter that narrowed to ($834,674) (excluding non-cash charges related to employee share based compensation, realized gain on sale of marketable securities, stock option amortization, and fair value of securities granted for services). This resulted in a non-GAAP loss of ($0.03) per diluted and basic share.  The net loss on a GAAP basis was ($984,516) or a loss of ($0.04) per diluted and basic share.  This compares to total revenues of $39.0 million for the comparable period in 2008 with a non-GAAP net loss of ($2.3 million) or ($0.10) per diluted and basic share. On a GAAP basis the net loss for the comparable period in 2008 was $(10.2) million or $(0.43) per basic and diluted share.

The improvement in net operating results in the first quarter of fiscal 2010 was largely driven by our ongoing efforts to realign the cost structure for our two business segments in China with the prevailing business environment.  Gross margins in our Basic Materials segment increased from 5% in the three months ended December 31, 2008, to 7% in the first quarter of 2010.  In our Magnesium segment, gross margins improved to 4% in the first quarter of fiscal 2010 from negative gross margins in the nine month 2009 transition period.  Overall revenue decreased as compared to the quarter ended December 31, 2008 as a result of fewer production facilities in operation in the quarter in response to the downturn in demand for magnesium coupled with lower average prices.  Additionally, severe weather conditions in Tiayuan hampered our efforts to restart some magnesium operations and delayed several shipments.  We intend to continue our efforts to restart some of our idled facilities in the second quarter of fiscal 2010 as worldwide magnesium demand improves.

Balance Sheet

At December 31, 2009, total assets were $77.7 million and shareholder equity was $45.2 million with 27.4 million shares outstanding.  At September 30, 2009, total assets were $80.5 million and shareholder equity of $46.1 million with 24.8 million shares outstanding.  At December 31, 2009 cash and cash equivalents were $9.1 million and working capital was $30.7 million.  At September 30, 2009 cash and cash equivalents were $12.9 million and working capital was $31.0 million. The difference in cash is primarily attributable to an increase of approximately $3.7 million in prepaid expenses to build inventories for our magnesium subsidiaries in preparation for meeting anticipated demand in the coming quarters.

Financial Outlook and Conference Call

While the overall environment in our various businesses remained challenging in the first quarter, margins in both our Magnesium and Basic Materials segments continued to improve.  We intend to continue to restart idle magnesium facilities to add to our production capacity to meet anticipated increases in demand in the coming quarters and see revenues from consulting activity improving for the remainder of fiscal 2010.  We continue to see our net income ranging between $8 to $10 million on revenue ranging from between $130 and $150 million.  We will further discuss our results as well as our outlook for the remainder of fiscal 2010 during the conference call today, February 11, 2010 at 4:30 PM EST.

Commenting on the first quarter, Dr. James Wang, Chairman and CEO of China Direct, Inc. stated, “Our results for the first quarter have begun to show an improving bottom line as we narrowed losses and improved profit margins in our business segments in China.  We have made significant investments to begin building inventories in preparation for a reacceleration of growth in magnesium sales and have seen a marked pick up in business activity in consulting.  As our margins continue to improve on higher prices and the global recovery proceeds we remain confident in our ability to continue to grow at a profitable level and build momentum throughout fiscal 2010.”

China Direct Industries Conference Call to discuss the Company's financial results for the first quarter of fiscal 2010.

The conference call will take place at 4:30 p.m. EST on Thursday February 11, 2010. Anyone interested in participating should call (877) 407-9205 if calling within the United States or (201) 689-8054 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct Industries First Quarter 2010 Financial Results conference call.

This call is being webcast and can be accessed at China Direct's website at http://www.cdii.net/calendar-of-events.  The webcast may also be accessed at : http://www.investorcalendar.com/IC/CEPage.asp?ID=155278.  The playback of the webcast can be accessed through China Direct Industries website until February 11, 2011. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 8 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

Contact Information:

For the Company:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
	December 31, 2009	September 30, 2009
ASSETS	Unaudited
Current Assets:
Cash and cash equivalents	$9,102,894	$12,851,310
Investment in marketable securities available for sale	4,039,703	4,984,351
Investment in marketable securities available for sale - related party	585,034	604,686
Investment in subsidiaries -- cost method	290,864	290,864
Accounts receivable, net of allowance of $ 516,610 and $745,786 at December 31, 2009 and September 30, 2009, respectively	8,761,238	8,195,916
Accounts receivable - related parties	2,611,884	2,355,059
Inventories, net	5,605,654	5,806,722
Prepaid expenses and other current assets	8,878,990	5,092,205
Prepaid expenses - related parties	3,666,143	5,823,039
Loans receivable - related parties	1,309,069	1,094,142
Current Assets in discontinued operations (see Note 14)	51,345	51,345
Total current assets	44,902,818	47,149,639
Restricted cash	716,668	722,324
Property, plant and equipment, net	30,799,602	31,331,992
Prepaid expenses and other assets	2,494	1,836
Property use rights, net	1,101,779	1,113,902
Long-lived assets in discontinued operations (see Note 14)	196,078	196,077
Total assets	$77,719,439	$80,515,770

LIABILITIES AND EQUITY
Current Liabilities:
Loans payable-short term	$1,806,295	$1,521,002
Accounts payable and accrued expenses	8,871,035	7,708,730
Accounts payable-related parties	63,673	51,716
Advances from customers and deferred revenue	562,614	2,007,137
Other payables	2,014,973	3,072,238
Taxes payable	547,210	1,130,907
Loans payable - related parties	53,677	399,629
Current Liabilities of discontinued operations (see Note 14)	300,000	300,000
Total current liabilities	14,219,477	16,191,359
Loans payable-long term	-	-
Total liabilities	14,219,477	16,191,359

China Direct Industries, Inc. Stockholders' Equity
Preferred Stock: $.0001 par value, stated value $1,000 per share; 1,006 shares outstanding at December 31, 2009 and September 30, 2009, respectively.	1,006,250	1,006,250
Common Stock: $.0001 par value; 27,420,873 and 27,189,719 outstanding at December 31, 2009 and September 30, 2009, respectively.	2,742	2,719
Additional paid-in capital	57,923,743	57,492,755
Accumulated other comprehensive income	1,589,967	1,902,221
Accumulated deficit	(15,353,430)	(14,328,732)
Total China Direct Industries, Inc. stockholders' equity	45,169,272	46,075,213
Noncontrolling interests	18,330,690	18,249,198
Total Equity	63,499,962	64,324,411
Total liabilities and equity	$77,719,439	$80,515,770
The notes to our consolidated financial statements are an integral part of these consolidated financial statements.

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended December 31, 2009	Three months ended December 31, 2008
		Restated
Revenues	$19,810,732	$25,350,809
Revenues-related parties	2,441,797	13,605,642
Total revenues	22,252,529	38,956,451
Cost of revenues	20,428,311	40,022,618
Gross profit	1,824,218	(1,066,167)

Operating expense:
Selling, general, and administrative	2,793,503	3,669,840
Operating loss	(969,285)	(4,736,007)

Other (expense) income:
Other (expense) income	(47,686)	10,659
Interest expense	(1,001)	(57,472)
Realized gain (loss) on sale of marketable securities	34,691	(98,818)
Realized loss on other than temporary impairment	-	(7,521,088)
Realized gain on sale of subsidiaries	-	238,671
Total other expenses	(13,996)	(7,428,048)
Net loss from continuing operations before income taxes	(983,281)	(12,164,055)

Income tax benefits	110,373	107,891
Net loss from continuing operations, net of income taxed	(872,908)	(12,056,164)
Loss from discontinued operations	-	(916,244)
Net loss	$(872,908)	$(12,972,408)
Net (income) loss attributable to noncontrolling interests -continuing operations	(111,608)	2,375,357
Net loss attributable to noncontrolling interests -discontinued operations	-	448,961
Net loss attributable to China Direct Industries, Inc.	$(984,516)	$(10,148,090)

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(40,183)	(20,235)
Net loss attributable to common stockholders	$(1,024,699)	$(10,168,325)

Basic and diluted loss per common share
Basic	$(0.04)	$(0.43)
Diluted	$(0.04)	$(0.43)
Basic weighted average common shares outstanding	27,381,946	23,494,180
Diluted weighted average common shares outstanding	27,381,946	23,494,180
The notes to our consolidated financial statements are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles the calculation of net income per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles ("GAAP") to such amounts before giving effect to restricted share-based compensation expenses – employees,  realized gain on sale of marketable securities, stock option amortization expense, the fair value of securities granted for services and realized loss on other-than-temporary-impairment on marketable securities. This disclosure is being provided as we believe it is meaningful to our investors and other interested parties to understand our operating performance on a consistent basis without regard to the anti-dilutive effects of the timing of these items. The presentation of the non-GAAP information titled "Non-GAAP net income” and "Non-GAAP net loss” is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

	Three Months Ended December 31,
	2009	2008
GAAP net income attributable to China Direct Industries, Inc.	$(984,516)	$(10,148,090)
Restricted Share-based compensation expenses - employees (1)	$149,576	$283,413
Realized (gain) loss on sale of marketable securities (2)	$(34,691)	$98,818
Stock option amortization expense (3)	$18,288
Realized Loss - securities sales and other-than-temporary-impairment on marketable securities (4)	$-	$7,521,088
Fair value of securities granted for services (5)	16,668	-

Non-GAAP net income attribuatable to China Direct Industries, Inc.	$(834,674)	$(2,244,772)

GAAP Earnings applicable to common stockholders	$(1,024,698)	(10,168,325)
GAAP Basic EPS	(0.04)	(0.43)
GAAP Diluted EPS	(0.04)	(0.43)
Non-GAAP net income reconciliation total(1)+(2)+(3)+(4)+(5)	149,841	7,903,319
Non-cash deducted related to Preferred Stock issurance:
Relative Fair Value of warrants	-	-
Beneficial Conversion Feature	-	-
NON-GAAP Earnings applicable to common stockholders	(874,857)	(2,265,007)
NON-GAAP Basic EPS	(0.03)	(0.10)
NON-GAAP Diluted EPS	$(0.03)	$(0.10)
Shares used in basic net income per-share calculation - GAAP	27,381,946	23,494,180
Shares used in basic net income per-share calculation - Non-GAAP	27,381,946	23,494,180
Shares used in diluted net income per-share calculation - GAAP	27,381,946	23,494,180
Shares used in diluted net income per-share calculation - Non-GAAP	27,381,946	23,494,180

DISCLOSURE NOTICE:

    In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, margins, net income and earnings, magnesium prices and demand and our consulting operations and performance, our expectations regarding our plans to restart magnesium production and anticipated demand for our consulting services. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Fluctuations in the pricing and availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our acquisition strategy of growing our business through increased magnesium production capacity and acquisitions.
•	Fluctuations in the cost or availability of coke gas and coal.
•	Loss of orders from any of our major customers.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Difficulties we have in establishing adequate management, cash, legal and financial controls in the PRC.
•	Our ability to maintain an effective system of internal control over financial reporting.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries and his daughter Lifei Huang is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	The impact of a loss of our land use rights.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	Our inability to enforce our rights due to policies regarding the regulation of foreign investments in China.
•	The impact of environmental and safety regulations, which may increase our compliance costs and reduce our overall profitability.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in China on economic activity in China.
•	The impact of any recurrence of severe acute respiratory syndrome, or SAR’s, or another widespread public health problem.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in China.
•	Delisting of our securities by NASDAQ from quotation on its exchange could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
•	Recent substantial declines in the market price for shares of our common stock and continued highly volatile and wide market price fluctuations.

    We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Transition Report on Form 10-K for the fiscal year ended September 30, 2009 and our reports on Form 10-Q.